Exhibit 2.1

Execution Copy

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER, dated as of September 30, 2009 (this “Amendment”), by and among Alesco Financial Inc., a Maryland corporation (“AFN”), Cohen Brothers, LLC, a Delaware limited liability company (d/b/a Cohen & Company) (“C&C”), and Alesco Financial Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of AFN (“Merger Sub”).

BACKGROUND

WHEREAS, AFN, Fortune Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of AFN, and C&C entered into an Agreement and Plan of Merger, dated as of February 20, 2009 (the “Original Merger Agreement”);

WHEREAS, AFN, Fortune Merger Sub, LLC, C&C, and, as assignee of Fortune Merger Sub, LLC, Merger Sub entered into an Amendment No. 1 to Agreement and Plan of Merger, dated as of June 1, 2009 (the “First Amendment”);

WHEREAS, AFN, Merger Sub and the Company entered into Amendment No. 2 to Agreement and Plan of Merger, dated as of August 20, 2009 (together with the Original Merger Agreement and the First Amendment, the “Merger Agreement”);

WHEREAS, the Merger Agreement provides for the merger of Merger Sub with and into C&C, with C&C as the surviving limited liability company (the “Merger”);

WHEREAS, in furtherance of the consummation of the Merger, the parties desire to change the Drop Dead Date (as defined in Section 7.1(b)(ii) of the Merger Agreement) from September 30, 2009 to December 31, 2009;

WHEREAS, the board of directors of AFN, a special committee of the board of directors of AFN and the board of managers of Merger Sub have, by resolutions duly adopted, approved this Amendment and determined that this Amendment is advisable; and

WHEREAS, the board of managers of C&C has, by resolutions duly adopted, approved this Amendment and determined that this Amendment is advisable.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

AMENDMENT OF MERGER AGREEMENT

1.1 Amendment of Definition of Drop Dead Date. The definition of Drop Dead Date set forth in Section 7.1(b)(ii) of the Merger Agreement is hereby changed from September 30, 2009 to December 31, 2009.

ARTICLE II

MISCELLANEOUS

2.1 Definitions. Unless otherwise defined herein, all capitalized terms shall have the meanings specified or referred to in the Merger Agreement.

2.2 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

2.3 Counterparts and Other Matters. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original. Except as provided in this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ALESCO FINANCIAL INC.

By:	/s/ JAMES J. McENTEE, III
Name:	James J. McEntee, III
Title:	President and CEO

COHEN BROTHERS, LLC

By:	/s/ CHRISTOPHER RICCIARDI
Name:	Christopher Ricciardi
Title:	President and CEO

ALESCO FINANCIAL HOLDINGS, LLC

By:	/s/ JAMES J. McENTEE, III
Name:	James J. McEntee, III
Title:	President and CEO

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]